Exhibit 99.1

Exhibit 99.1
UNIVEST CORPORATION OF PENNSYLVANIA C/O Broadridge PO BOX 1342 Brentwood, NY 11717
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR proposals 1 and 2.
For Against Abstain
1 Adoption of the Agreement and Plan of Merger, dated June 17, 2014 by and between Univest, Univest Bank and Trust Co., or “Univest Bank” and Valley Green Bank, or “Valley Green”, which provides for, among other things, the merger of Valley Green with and into “Univest Bank”.
2 Approval of a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
0000220961_1 R1.0.0.51160

UNIVEST CORPORATION OF PENNSYLVANIA
14 North Main Street, P.O. Box 197, Souderton, Pennsylvania, 18964
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS – DECEMBER 3, 2014
A Special Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Wednesday, December 3, 2014 at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 2 P.M.
IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com .
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UNIVEST CORPORATION OF PENNSYLVANIA
FOR THE SPECIAL MEEETING OF SHAREHOLDERS ON DECEMBER 3, 2014
The undersigned, having received the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated October 14, 2014, hereby appoints Karen E. Tejkl, Secretary, proxy, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the December 3, 2014 Special Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in her discretion on such other matters as may properly come before the meeting or any adjournment thereof.
This proxy is solicited on behalf of the Board of Directors for the Special Meeting on December 3, 2014.
The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the adoption of the Agreement and Plan of Merger, dated June 17, 2014, by and between Univest, Univest Bank and Trust Co., or “Univest Bank” and Valley Green Bank, or “Valley Green”, which provides for, among other things, the merger of Valley Green with and into Univest Bank; and FOR approval of a proposal to authorize the board of directors to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.
Continued and to be signed on reverse side
0000220961_2 R1.0.0.51160